Prudential World Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


June 29, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Prudential World Fund
File No. 811-03981


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund for the semi-annual period ended April 30, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of June 2007.


Jennison Value Fund



Witness:  /s/ Robert A. Hymas II				By:  /s/ Jonathan D. Shain
          Robert A. Hymas II					Jonathan D. Shain
       							Assistant Secretary